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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CommonWealth REIT (Name of Registrant as Specified In Its Charter)

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On March 11, 2014, CommonWealth REIT (the "Company") issued the following press release in connection with a letter mailed to the Company's shareholders. A copy of the full text of the letter is also attached hereto.

*  *  *  *  *

FOR IMMEDIATE RELEASE

CommonWealth REIT Board Sends Letter to Shareholders Pointing Out Tangible Results from Business Plan and Enhanced Governance Standards

Highlights Substantial Risks That May Result from the Related/Corvex Consent Solicitation and Notes Related/Corvex Track Records of Destroying Shareholder Value

Recommends Shareholders Support the CWH Board and Management
By Voting the WHITE Consent Revocation Card Today

        Newton, MA (March 11, 2014): CommonWealth REIT (NYSE: CWH) today mailed the following letter to its shareholders:

March 11, 2014

To the Shareholders of CommonWealth REIT:

Protect The Value Of Your Investment In CommonWealth REIT. Please Sign, Date And Mail The WHITE Consent Revocation Card Enclosed With This Letter.

        Your vote is critical to your investment in CommonWealth REIT ("CWH").

  •
  The CWH Business Plan Is Producing Real Value For Shareholders.    On almost every financial and operating metric, the fourth quarter 2013 results exceeded expectations.

  •
  CWH Has Made Real And Significant Improvements To Its Governance.    The changes we have made have placed CWH among the "best in class" of peer companies on matters of governance, and our management's incentives are aligned with shareholders' interests.

  •
  Related/Corvex Have Track Records Of Destroying Shareholder Value.    Both Keith Meister, the CEO of Corvex, and Jeff Blau, the CEO of the Related Companies, have, in our view, appalling track records of destroying shareholder value at public companies while making money for themselves.

  •
  The Risks To Shareholder Value That May Result From Wholesale Removal Of The Entire CWH Board Are Real And Substantial.    If the entire Board is removed, CWH faces the possibility of debt downgrades and defaults, business interruption and CWH's dividend may be suspended and/or in jeopardy.

        We hope you will take the time to read this letter, consider the facts presented and make an independent judgment. Even if you have already voted the gold card, you have the right to change your vote by returning a later dated WHITE Consent Revocation Card.

  Please Sign, Date and Mail the enclosed WHITE Consent Revocation Card.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

        Related Fund Management, LLC and Corvex Management LP ("Related/Corvex") have recently written to you soliciting your consent to remove the CWH Board without cause and without electing any replacement Trustees. Your decision is critical to the future of CWH.

        If you use reports from proxy advisory firms in your analysis of Related/Corvex's solicitation, please note that the proxy advisory firms failed to take full account of the progress CWH has made in implementing its business plan and in changing its governance and management compensation, and the real and substantial risks inherent in the Related/Corvex solicitation. This letter seeks to summarize the key facts we believe all shareholders should be aware of when making a decision regarding the consent solicitation.

    I.    The CWH Business Plan Is Producing Real Value For Shareholders.

        CWH has been executing a multi-year business plan to invest in high quality central business district ("CBD") properties and to divest older, suburban office and industrial properties that is producing real value for shareholders. On almost every financial and operating metric, the 2013 fourth quarter results exceeded expectations:

  •
  $0.63/share Normalized Funds From Operations (FFO)1 vs. Wall Street consensus estimate of $0.54/share2.

  •
  8.4% same property cash NOI growth (year-over-year).

  •
  81.4% dividend payout of cash available for distribution (CAD) ratio (based on trailing twelve months CAD).

  •
  1.1 million square feet of leasing activity in 4Q13 bringing annual total to approximately 5.2 million square feet.

  •
  89.6% occupancy vs. 83.4% occupancy for the nationwide office market.3

  •
  + 8.1% higher average rental rates for space leased in the 4Q13 vs. prior leases for the same space (+ 3.1% on a cash basis).

        By contrast, the plan for CWH proposed by Related/Corvex is to sell CWH's best performing properties, take on more debt and then use the combined sale and debt proceeds to buy back shares. Now that CWH's multi-year business plan is starting to produce long term value for shareholders, Related/Corvex are trying to seize that value for short term trading profits, in our view. This scheme is not likely to deliver increasing cash flow streams REIT investors typically seek and would put at risk the security of CWH's dividend and its investment grade ratings.

    II.    CWH Has Made Real And Significant Improvements To Its Governance.

        During the past year, CWH's Board has made real and significant changes to its governance and enhanced the alignment of management's financial incentives with shareholders' interests. These changes have made CWH among the "best in class" of peer companies on matters of governance and alignment of management compensation with shareholders' interests, as follows:

  a.
  Board Composition: CWH recently added two highly qualified, new Independent Trustees, Ann Logan and Ronald Artinian. These candidates were identified by the executive search firm Korn/Ferry International and neither has any prior relationship with CWH, its other Trustees or CWH's manager. The Board's Nominating and Governance Committee (comprised solely of Independent Trustees) is continuing to work with Korn/Ferry to identify additional candidates to increase the ratio of Independent Trustees on the Board to at least 75%.

  1
  Reconciliation available on CWH's Fourth Quarter 2013 Supplemental Operating and Financial Data, filed on Form 8-K on February 27, 2014.
  2
  Source: Thomson First Call.
  3
  Source: Jones Lang LaSalle.

  b.
  Board Structure And Guidelines: The Board is committed to declassifying the election cycle for Trustees starting at the 2014 Annual Meeting. Assuming this amendment to the CWH Declaration of Trust is approved by shareholders, one-third of the Trustees will be elected in 2014, two-thirds will be elected in 2015 and the entire Board will be subject to annual election beginning in 2016. The Board also established guidelines requiring minimum share ownership by Trustees of approximately $500,000 worth of CWH shares.

  c.
  Simplified Path For Shareholder Actions At Annual Meetings: The Board has amended CWH's Bylaws to make it easier for shareholders to make Trustee nominations and proposals at annual meetings, including lowering the share ownership requirement to $2,000 worth of common stock for one year and simplifying all informational requirements. These changes are already in effect for the June 13, 2014 Annual Meeting, and the window for shareholder nominations is currently open through March 24, 2014. CWH already has a majority vote requirement for uncontested Trustee elections, and the Board has resolved to recommend that shareholders vote at the 2014 Annual Meeting to change the voting standard for contested elections to a plurality.

  d.
  Board Leadership: The CWH Independent Trustees are committed to designating a Lead Independent Trustee with clear and robust responsibilities. The selection of a Lead Independent Trustee will be decided solely by the Independent Trustees after the Board expansion is complete, which is expected to occur at or before the June 13, 2014 Annual Meeting.

  e.
  Shareholder Rights Plan: The Board is committed to terminating CWH's shareholder rights plan, which is scheduled to expire on October 17, 2014. The Board has already eliminated the so called "dead hand" provision that prevented redemption of rights by a successor Board.

  f.
  Management Compensation Alignment: The Board has substantially restructured the management arrangement between CWH and its manager, Reit Management & Research LLC ("RMR"), to further align the economic incentives for management with shareholders' interests, while at the same time maintaining CWH's historical low overhead costs. RMR's fee is now closely tied to the total returns realized by shareholders and a substantial portion of the fee is now paid in restricted shares that vest over a multi-year period.

    III.    Related/Corvex Have Track Records Of Destroying Shareholder Value.

        Both Keith Meister, Founder and Managing Partner of Corvex, and Jeff Blau, the CEO of the Related Companies, have, in our view, appalling track records of destroying shareholder value at public companies while making money for themselves. We believe these track records foretell what may occur at CWH if Related/Corvex succeed in taking control.

        1.    Meister/Corvex's Destruction Of Long Term Shareholder Value At ADT:    Keith Meister's Corvex Fund has a history of destroying long term shareholder value. For example: Shortly after Tyco International spun out ADT Corporation in late 2012, Meister/Corvex began buying shares in ADT in the mid — $30 per share range. After announcing a greater than five percent ADT ownership position, Meister published a presentation claiming that ADT could be worth over $60 per share and began to agitate for ADT to borrow money and buy back shares. Unfortunately, under pressure from Meister and to avoid the threat of a costly and disruptive proxy contest, ADT added Meister to its board and implemented his scheme. During 2013, ADT took on about $1.7 billion of new debt and aggressively bought shares as the share trading price increased. Then, in November 2013, ADT announced that Meister was leaving the board and ADT would buy substantially all of Meister/Corvex's shares at $44.01 per share. Today, in part because of the costs associated with its new debts and ratings downgrades, ADT's shares now trade at about $30 per share or thirty percent (30%) below the share price prior at which Meister sold out.4

        Meister/Corvex's activities at ADT closely parallel his actions at CWH. In early 2013, Related/Corvex announced a greater than five percent CWH ownership position and Meister/Corvex published a presentation claiming that the shares should be worth $35 or even $44 per share while they were trading at about $22 per share.5 Meister has also advocated for CWH to increase debt and buy back shares. With your help, CWH shareholders can stop Meister from repeating his disastrous ADT scheme at CWH.6

        2.    Jeff Blau And The Related Companies Have A Long Track Record Of Destroying Shareholder Value When They Have Controlled Publicly Owned Real Estate Companies:    The destruction of shareholder value by Jeff Blau and his colleagues at the Related Companies whenever they have controlled publicly owned real estate companies is well established.

        Jeff Blau, the CEO of the Related Companies, previously served simultaneously as an officer of The Related Companies and as Chairman and CEO of American Mortgage Acceptance Company ("AMAC"), a publicly owned REIT. While at AMAC, Blau caused AMAC to make large, subordinated, non-recourse loans to Related affiliates. These loans quickly defaulted, AMAC filed for bankruptcy shortly thereafter, and all public shareholder value was lost. Despite this loss to AMAC shareholders, Blau's affiliates kept the loan proceeds.

        While Steve Ross, the Chairman of the Related Companies, served on the board of Centerline Holding Company (f/k/a "CharterMac"), a publicly owned real estate company, and shortly before Jeff Blau joined that board, Ross and Blau caused CharterMac to agree to pay the Related Companies or its affiliates about $340 million to internalize management. Shortly thereafter, CharterMac suffered a spiral of operating losses, a 98% negative total return to public shareholders and CharterMac's shares were delisted from the NYSE.

        3.    Sam Zell Needed A Special Incentive Payment Worth More Than $17 Million To Join The Related/Corvex Campaign:    Related/Corvex originally identified a slate of five individuals they proposed to nominate as CWH replacement trustees at a special shareholders' meeting if their consent solicitation succeeds. A majority of this Related/Corvex slate have close financial or personal ties to Related/Corvex: one is a paid consultant to Related, one is an investor with Related and one is a former colleague of Meister's at the Icahn Group.

        Related/Corvex then recruited Sam Zell, a well-known real estate investor, to serve as a trustee nominee and potential future CWH Chairman. But Zell did not agree to lend his name to the Related/Corvex campaign without first securing for himself a special financial deal that, in our view, is intended to encourage him to support the short term agenda of Related/Corvex at the expense of long term shareholder value.

  4
  Calculated based on ADT's closing price of $30.85 per share on March 7, 2014 and price of $44.01 per share at which Meister sold substantially all of his ADT shares in November 2013.
  5
  "The Case for Change Now at CommonWealth", Slide 7, Related/Corvex presentation published on April 18, 2013.
  6
  For more information about Meister/Corvex's activities at ADT see Al Lewis, ADT Loses Peace of Mind After Meister's Corporate Raid, MARKET WATCH (Feb. 5, 2014), http://www.marketwatch.com/story/adt-loses-peace-of-mind-after-meisters-corporate-raid-2014-02-05; and Herb Greenberg, Why ADT is Appalling, THE STREET (Jan. 30, 2014), http://www.thestreet.com/story/12286889/l/greenberg-why-adt-is-appalling.html.

        To induce Zell to join their hostile takeover, Related/Corvex granted Zell options to purchase over four million CWH shares at "in the money" prices which were approximately $17 million below the trading price on the day the options were granted. Also, during a recent television interview, Zell was unable to remember that he is currently the chairman of four large NYSE companies and several private businesses, and he was unable to provide a credible explanation of his trading in CWH shares in the days immediately before it was publicly announced that he would join Related/Corvex's campaign. Because of the way Zell is being compensated and because we believe he is unlikely to have much, if any, time to devote to CWH, Zell may be motivated to support the Related/ Corvex short term plan were he elected to CWH's Board.

    IV.    The Risks To Shareholder Value That Would Result From Removal Of The Entire Board Are Real And Substantial.

        If the Related/Corvex consent solicitation to remove the entire CWH Board by written consent and without cause succeeds, CWH's officers are required to call a special meeting of shareholders where all shareholders will be entitled to make nominations and solicit proxies. This process is likely to take at least 60-90 days. The removal of an entire Board of a public company by written consent without cause and without the simultaneous election of a replacement board is unprecedented — for good reasons.

  i.
  Ratings Downgrades And Debt Defaults: Moody's has recently announced that it has placed CWH's investment grade ratings under review for possible downgrade because of the activities of Related/Corvex. The proxy advisory firms have acknowledged that credit ratings downgrade are "a credible risk" if the Related/Corvex solicitation succeeds and that the removal of the entire Board would be an "event of default" under CWH's bank loan agreements. Related/Corvex have attempted to discount these risks by making public statements that they will offer to purchase 51% of CWH's outstanding bank loans to prevent a default.

    There is $735 million currently outstanding under CWH's bank lines; the total committed amounts of these lines is $1.25 billion. Under CWH's bank agreements, waiver of a default requires a two thirds vote of the committed amounts. Shareholders should consider that about one year ago Related/Corvex indicated that they were interested in purchasing all of CWH's shares at a premium valuation — again, through public and non-binding statements; however, when the Board pressed for the financing details and a firm offer that would have been actionable by the Board and shareholders, Related/Corvex withdrew their "offer" and, instead, began the current campaign to seize control of CWH without paying shareholders anything. The past public "offer," which was withdrawn, calls into question whether Related/Corvex are willing to finance their current purported offer to purchase CWH's loans. Even assuming that Related/Corvex in fact make a real offer for 51% of the outstanding debt, it is difficult to understand why lenders would accept 51% of the amounts due when they would be entitled to 100%, especially after the debt ratings are downgraded.

  ii.
  Regulatory Compliance Issues: If the Related/Corvex consent solicitation succeeds, CWH will be out of compliance with SEC and NYSE rules for publicly traded securities until a new Board is installed in about 60-90 days. Management will do what it can to prevent the CWH shares from being de-listed and to allow share trading to continue. However, shareholders should consider that until a new Board is installed, there would be no independent Audit Committee or Board to sign off on and file required public company financial reports and other filings.

  iii.
  Dividends May Not Be Paid: We believe the Related/Corvex plan for CWH will put at risk CWH's steady cash flow used to pay dividends. In any event, under applicable law only the CWH Board can declare and pay dividends. Accordingly, if the entire CWH Board is removed by written consent and without cause, then dividends to CWH common and preferred shareholders will not be paid while there is no Board in place.

  iv.
  Business Disruption: In our view, one of the most troublesome aspects of Related/Corvex's consent solicitation is the cavalier way it treats the serious business consequences that may adversely impact shareholder value if the entire Board is removed by written consent and without cause. Undoubtedly competitor landlords and some tenants may try to take advantage of uncertainty at CWH. During 2013, CWH entered over 370 leases for approximately 5.2 million square feet. The 2014 run rate is expected to be about the same. It seems that Related/Corvex either do not understand CWH's business or they have decided to ignore the substantial risk to shareholder value that may result from any disruption of CWH's business by the unprecedented actions they are pursuing to take control of CWH for their own purposes.

        Please consider the facts presented above when you are evaluating the Related/Corvex arguments. We hope you will agree with us that the Related/Corvex consent solicitation is an attempt to take control of CWH without paying you a premium for the value of that control. Their reckless plan to leave CWH without a Board for 60-90 days needlessly puts your investment at risk. Please Sign, Date And Mail The Enclosed WHITE Consent Revocation Card Today.

        Thank you for taking the time to read this letter.

The CWH Board of Trustees:
Ronald Artinian William Lamkin Ann Logan Joseph Morea Adam Portnoy Barry Portnoy Frederick Zeytoonjian

        CommonWealth REIT is a real estate investment trust that primarily owns office properties located throughout the United States. CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH'S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH'S CONTROL.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

CWH, its Trustees and certain of its executive officers, and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Related/Corvex. On January 29, 2014, CWH filed a definitive consent revocation statement with the SEC in response to the Related/Corvex solicitation and has mailed the definitive consent revocation statement and form of WHITE consent revocation card to each shareholder entitled to deliver a written revocation in connection with the consent solicitation. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the definitive consent revocation statement filed by CWH with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain free of charge copies of the definitive consent revocation statement and any other documents filed by CWH with the SEC in connection with the Related/Corvex solicitation at the SEC's website (http://sec.gov), at CWH's website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

Contacts

Media:
Joele Frank Wilkinson Brimmer Katcher
Andrew Siegel/Jonathan Keehner, 212-355-4449

or

Investor:
CommonWealth REIT
Timothy Bonang, 617-796-8222
Vice President, Investor Relations

or

Jason Fredette, 617-796-8222
Director, Investor Relations
www.cwhreit.com

(end)

March 11, 2014

To the Shareholders of CommonWealth REIT:

Protect The Value Of Your Investment In CommonWealth REIT. Please Sign, Date And Mail The WHITE Consent Revocation Card Enclosed With This Letter.

        Your vote is critical to your investment in CommonWealth REIT ("CWH").

  •
  The CWH Business Plan Is Producing Real Value For Shareholders. On almost every financial and operating metric, the fourth quarter 2013 results exceeded expectations.

  •
  CWH Has Made Real And Significant Improvements To Its Governance. The changes we have made have placed CWH among the "best in class" of peer companies on matters of governance, and our management's incentives are aligned with shareholders' interests.

  •
  Related/Corvex Have Track Records Of Destroying Shareholder Value. Both Keith Meister, the CEO of Corvex, and Jeff Blau, the CEO of the Related Companies, have, in our view, appalling track records of destroying shareholder value at public companies while making money for themselves.

  •
  The Risks To Shareholder Value That May Result From Wholesale Removal Of The Entire CWH Board Are Real And Substantial. If the entire Board is removed, CWH faces the possibility of debt downgrades and defaults, business interruption and CWH's dividend may be suspended and/or in jeopardy.

        We hope you will take the time to read this letter, consider the facts presented and make an independent judgment. Even if you have already voted the gold card, you have the right to change your vote by returning a later dated WHITE Consent Revocation Card.

        Please Sign, Date and Mail the enclosed WHITE Consent Revocation Card.

        Related Fund Management, LLC and Corvex Management LP ("Related/Corvex") have recently written to you soliciting your consent to remove the CWH Board without cause and without electing any replacement Trustees. Your decision is critical to the future of CWH.

        If you use reports from proxy advisory firms in your analysis of Related/Corvex's solicitation, please note that the proxy advisory firms failed to take full account of the progress CWH has made in implementing its business plan and in changing its governance and management compensation, and the real and substantial risks inherent in the Related/Corvex solicitation. This letter seeks to summarize the key facts we believe all shareholders should be aware of when making a decision regarding the consent solicitation.

    I.    The CWH Business Plan Is Producing Real Value For Shareholders.

        CWH has been executing a multi-year business plan to invest in high quality central business district ("CBD") properties and to divest older, suburban office and industrial properties that is producing real value for shareholders. On almost every financial and operating metric, the 2013 fourth quarter results exceeded expectations:

  •
  $0.63/share Normalized Funds From Operations (FFO)1 vs. Wall Street consensus estimate of $0.54/share2.

  •
  8.4% same property cash NOI growth (year-over-year).

  •
  81.4% dividend payout of cash available for distribution (CAD) ratio (based on trailing twelve months CAD).

  •
  1.1 million square feet of leasing activity in 4Q13 bringing annual total to approximately 5.2 million square feet.

  •
  89.6% occupancy vs. 83.4% occupancy for the nationwide office market.3

  •
  + 8.1% higher average rental rates for space leased in the 4Q13 vs. prior leases for the same space (+ 3.1% on a cash basis).

        By contrast, the plan for CWH proposed by Related/Corvex is to sell CWH's best performing properties, take on more debt and then use the combined sale and debt proceeds to buy back shares. Now that CWH's multi-year business plan is starting to produce long term value for shareholders, Related/Corvex are trying to seize that value for short term trading profits, in our view. This scheme is not likely to deliver increasing cash flow streams REIT investors typically seek and would put at risk the security of CWH's dividend and its investment grade ratings.

    II.    CWH Has Made Real And Significant Improvements To Its Governance.

        During the past year, CWH's Board has made real and significant changes to its governance and enhanced the alignment of management's financial incentives with shareholders' interests. These changes have made CWH among the "best in class" of peer companies on matters of governance and alignment of management compensation with shareholders' interests, as follows:

  a.
  Board Composition: CWH recently added two highly qualified, new Independent Trustees, Ann Logan and Ronald Artinian. These candidates were identified by the executive search firm Korn/Ferry International and neither has any prior relationship with CWH, its other Trustees or CWH's manager. The Board's Nominating and Governance Committee (comprised solely of Independent Trustees) is continuing to work with Korn/Ferry to identify additional candidates to increase the ratio of Independent Trustees on the Board to at least 75%.

  b.
  Board Structure And Guidelines: The Board is committed to declassifying the election cycle for Trustees starting at the 2014 Annual Meeting. Assuming this amendment to the CWH Declaration of Trust is approved by shareholders, one-third of the Trustees will be elected in 2014, two-thirds will be elected in 2015 and the entire Board will be subject to annual election beginning in 2016. The Board also established guidelines requiring minimum share ownership by Trustees of approximately $500,000 worth of CWH shares.

  Reconciliation available on CWH's Fourth Quarter 2013 Supplemental Operating and Financial Data, filed on Form 8-K on February 27, 2014.

  Source: Thomson First Call.

  Source: Jones Lang LaSalle.

  c.
  Simplified Path For Shareholder Actions At Annual Meetings: The Board has amended CWH's Bylaws to make it easier for shareholders to make Trustee nominations and proposals at annual meetings, including lowering the share ownership requirement to $2,000 worth of common stock for one year and simplifying all informational requirements. These changes are already in effect for the June 13, 2014 Annual Meeting, and the window for shareholder nominations is currently open through March 24, 2014. CWH already has a majority vote requirement for uncontested Trustee elections, and the Board has resolved to recommend that shareholders vote at the 2014 Annual Meeting to change the voting standard for contested elections to a plurality.

  d.
  Board Leadership: The CWH Independent Trustees are committed to designating a Lead Independent Trustee with clear and robust responsibilities. The selection of a Lead Independent Trustee will be decided solely by the Independent Trustees after the Board expansion is complete, which is expected to occur at or before the June 13, 2014 Annual Meeting.

  e.
  Shareholder Rights Plan: The Board is committed to terminating CWH's shareholder rights plan, which is scheduled to expire on October 17, 2014. The Board has already eliminated the so called "dead hand" provision that prevented redemption of rights by a successor Board.

  f.
  Management Compensation Alignment: The Board has substantially restructured the management arrangement between CWH and its manager, Reit Management & Research LLC ("RMR"), to further align the economic incentives for management with shareholders' interests, while at the same time maintaining CWH's historical low overhead costs. RMR's fee is now closely tied to the total returns realized by shareholders and a substantial portion of the fee is now paid in restricted shares that vest over a multi-year period.

    III.    Related/Corvex Have Track Records Of Destroying Shareholder Value.

        Both Keith Meister, Founder and Managing Partner of Corvex, and Jeff Blau, the CEO of the Related Companies, have, in our view, appalling track records of destroying shareholder value at public companies while making money for themselves. We believe these track records foretell what may occur at CWH if Related/Corvex succeed in taking control.

        1.    Meister/Corvex's Destruction Of Long Term Shareholder Value At ADT:    Keith Meister's Corvex Fund has a history of destroying long term shareholder value. For example: Shortly after Tyco International spun out ADT Corporation in late 2012, Meister/Corvex began buying shares in ADT in the mid – $30 per share range. After announcing a greater than five percent ADT ownership position, Meister published a presentation claiming that ADT could be worth over $60 per share and began to agitate for ADT to borrow money and buy back shares. Unfortunately, under pressure from Meister and to avoid the threat of a costly and disruptive proxy contest, ADT added Meister to its board and implemented his scheme. During 2013, ADT took on about $1.7 billion of new debt and aggressively bought shares as the share trading price increased. Then, in November 2013, ADT announced that Meister was leaving the board and ADT would buy substantially all of Meister/Corvex's shares at $44.01 per share. Today, in part because of the costs associated with its new debts and ratings downgrades, ADT's shares now trade at about $30 per share or thirty percent (30%) below the share price prior at which Meister sold out.4

  Calculated based on ADT's closing price of $30.85 per share on March 7, 2014 and price of $44.01 per share at which Meister sold substantially all of his ADT shares in November 2013.

        Meister/Corvex's activities at ADT closely parallel his actions at CWH. In early 2013, Related/Corvex announced a greater than five percent CWH ownership position and Meister/Corvex published a presentation claiming that the shares should be worth $35 or even $44 per share while they were trading at about $22 per share.5 Meister has also advocated for CWH to increase debt and buy back shares. With your help, CWH shareholders can stop Meister from repeating his disastrous ADT scheme at CWH.6

        2.    Jeff Blau And The Related Companies Have A Long Track Record Of Destroying Shareholder Value When They Have Controlled Publicly Owned Real Estate Companies:    The destruction of shareholder value by Jeff Blau and his colleagues at the Related Companies whenever they have controlled publicly owned real estate companies is well established.

        Jeff Blau, the CEO of the Related Companies, previously served simultaneously as an officer of The Related Companies and as Chairman and CEO of American Mortgage Acceptance Company ("AMAC"), a publicly owned REIT. While at AMAC, Blau caused AMAC to make large, subordinated, non-recourse loans to Related affiliates. These loans quickly defaulted, AMAC filed for bankruptcy shortly thereafter, and all public shareholder value was lost. Despite this loss to AMAC shareholders, Blau's affiliates kept the loan proceeds.

        While Steve Ross, the Chairman of the Related Companies, served on the board of Centerline Holding Company (f/k/a "CharterMac"), a publicly owned real estate company, and shortly before Jeff Blau joined that board, Ross and Blau caused CharterMac to agree to pay the Related Companies or its affiliates about $340 million to internalize management. Shortly thereafter, CharterMac suffered a spiral of operating losses, a 98% negative total return to public shareholders and CharterMac's shares were delisted from the NYSE.

        3.    Sam Zell Needed A Special Incentive Payment Worth More Than $17 Million To Join The Related/Corvex Campaign:    Related/Corvex originally identified a slate of five individuals they proposed to nominate as CWH replacement trustees at a special shareholders' meeting if their consent solicitation succeeds. A majority of this Related/Corvex slate have close financial or personal ties to Related/Corvex: one is a paid consultant to Related, one is an investor with Related and one is a former colleague of Meister's at the Icahn Group.

        Related/Corvex then recruited Sam Zell, a well-known real estate investor, to serve as a trustee nominee and potential future CWH Chairman. But Zell did not agree to lend his name to the Related/Corvex campaign without first securing for himself a special financial deal that, in our view, is intended to encourage him to support the short term agenda of Related/Corvex at the expense of long term shareholder value.

        To induce Zell to join their hostile takeover, Related/Corvex granted Zell options to purchase over four million CWH shares at "in the money" prices which were approximately $17 million below the trading price on the day the options were granted. Also, during a recent television interview, Zell was unable to remember that he is currently the chairman of four large NYSE companies and several private businesses, and he was unable to provide a credible explanation of his trading in CWH shares in the days immediately before it was publicly announced that he would join Related/Corvex's campaign. Because of the way Zell is being compensated and because we believe he is unlikely to have much, if any, time to devote to CWH, Zell may be motivated to support the Related/ Corvex short term plan were he elected to CWH's Board.

  "The Case for Change Now at CommonWealth", Slide 7, Related/Corvex presentation published on April 18, 2013.

  For more information about Meister/Corvex's activities at ADT see Al Lewis, ADT Loses Peace of Mind After Meister's Corporate Raid, MARKET WATCH (Feb. 5, 2014), http://www.marketwatch.com/story/adt-loses-peace-of-mind-after-meisters-corporate-raid-2014-02-05; and Herb Greenberg, Why ADT is Appalling, THE STREET (Jan. 30, 2014), http://www.thestreet.com/story/12286889/l/greenberg-why-adt-is-appalling.html.

    IV.    The Risks To Shareholder Value That Would Result From Removal Of The Entire Board Are Real And Substantial.

        If the Related/Corvex consent solicitation to remove the entire CWH Board by written consent and without cause succeeds, CWH's officers are required to call a special meeting of shareholders where all shareholders will be entitled to make nominations and solicit proxies. This process is likely to take at least 60-90 days. The removal of an entire Board of a public company by written consent without cause and without the simultaneous election of a replacement board is unprecedented — for good reasons.

  i.
  Ratings Downgrades And Debt Defaults: Moody's has recently announced that it has placed CWH's investment grade ratings under review for possible downgrade because of the activities of Related/Corvex. The proxy advisory firms have acknowledged that credit ratings downgrade are "a credible risk" if the Related/Corvex solicitation succeeds and that the removal of the entire Board would be an "event of default" under CWH's bank loan agreements. Related/Corvex have attempted to discount these risks by making public statements that they will offer to purchase 51% of CWH's outstanding bank loans to prevent a default.

    There is $735 million currently outstanding under CWH's bank lines; the total committed amounts of these lines is $1.25 billion. Under CWH's bank agreements, waiver of a default requires a two thirds vote of the committed amounts. Shareholders should consider that about one year ago Related/Corvex indicated that they were interested in purchasing all of CWH's shares at a premium valuation — again, through public and non-binding statements; however, when the Board pressed for the financing details and a firm offer that would have been actionable by the Board and shareholders, Related/Corvex withdrew their "offer" and, instead, began the current campaign to seize control of CWH without paying shareholders anything. The past public "offer," which was withdrawn, calls into question whether Related/Corvex are willing to finance their current purported offer to purchase CWH's loans. Even assuming that Related/Corvex in fact make a real offer for 51% of the outstanding debt, it is difficult to understand why lenders would accept 51% of the amounts due when they would be entitled to 100%, especially after the debt ratings are downgraded.

  ii.
  Regulatory Compliance Issues: If the Related/Corvex consent solicitation succeeds, CWH will be out of compliance with SEC and NYSE rules for publicly traded securities until a new Board is installed in about 60-90 days. Management will do what it can to prevent the CWH shares from being de-listed and to allow share trading to continue. However, shareholders should consider that until a new Board is installed, there would be no independent Audit Committee or Board to sign off on and file required public company financial reports and other filings.

  iii.
  Dividends May Not Be Paid: We believe the Related/Corvex plan for CWH will put at risk CWH's steady cash flow used to pay dividends. In any event, under applicable law only the CWH Board can declare and pay dividends. Accordingly, if the entire CWH Board is removed by written consent and without cause, then dividends to CWH common and preferred shareholders will not be paid while there is no Board in place.

  iv.
  Business Disruption: In our view, one of the most troublesome aspects of Related/Corvex's consent solicitation is the cavalier way it treats the serious business consequences that may adversely impact shareholder value if the entire Board is removed by written consent and without cause. Undoubtedly competitor landlords and some tenants may try to take advantage of uncertainty at CWH. During 2013, CWH entered over 370 leases for approximately 5.2 million square feet. The 2014 run rate is expected to be about the same. It seems that Related/Corvex either do not understand CWH's business or they have decided to ignore the substantial risk to shareholder value that may result from any disruption of CWH's business by the unprecedented actions they are pursuing to take control of CWH for their own purposes.

        Please consider the facts presented above when you are evaluating the Related/Corvex arguments. We hope you will agree with us that the Related/Corvex consent solicitation is an attempt to take control of CWH without paying you a premium for the value of that control. Their reckless plan to leave CWH without a Board for 60-90 days needlessly puts your investment at risk. Please Sign, Date And Mail The Enclosed WHITE Consent Revocation Card Today.

        Thank you for taking the time to read this letter.

The CWH Board of Trustees:
Ronald Artinian William Lamkin Ann Logan Joseph Morea Adam Portnoy Barry Portnoy Frederick Zeytoonjian

Your Vote Is Important, No Matter How Many Shares You Own.
If you have questions about how to vote your shares on the
 WHITE CONSENT REVOCATION CARD,
or need additional assistance, please contact the firm assisting us in the solicitation of consent revocations:
Morrow & Co., LLC 470 West Avenue Stamford, CT 06902
Shareholders Call Toll Free: (800) 276-3011 (Banks and brokers call collect at (203) 658-9400)

WARNING REGARDING FORWARD LOOKING STATEMENTS

         THIS LETTER INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH'S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH'S CONTROL. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS LETTER OR THEIR IMPLICATIONS.

 ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

         CWH, its Trustees and certain of its executive officers, and RMR and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Related/Corvex. On January 29, 2014, CWH filed a definitive consent revocation statement with the SEC in response to the Related/Corvex solicitation and has mailed the definitive consent revocation statement and a form of WHITE consent revocation card to each shareholder entitled to deliver a written revocation in connection with the consent solicitation. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the definitive consent revocation statement filed by CWH with the SEC in connection with the solicitation of revocations of consents.

        Shareholders may obtain free of charge copies of the definitive consent revocation statement and any other documents filed by CWH with the SEC in connection with the Related/Corvex solicitation at the SEC's website (http://sec.gov), at CWH's website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400)).

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CommonWealth REIT Board Sends Letter to Shareholders Pointing Out Tangible Results from Business Plan and Enhanced Governance Standards
WARNING REGARDING FORWARD LOOKING STATEMENTS
ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION